EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2017 Third Quarter Results

Third Quarter 2017 Sales Increased 11.0% to $245.8 Million
Third Quarter 2017 Diluted Earnings Per Share Improved to $0.48
November 2017 Comparable Sales Increased 7.8%

LYNNWOOD, Wash., Nov. 30, 2017 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the third quarter ended October 28, 2017.

Total net sales for the third quarter ended October 28, 2017 (13 weeks) increased 11.0% to $245.8 million from $221.4 million in the quarter ended October 29, 2016 (13 weeks). Comparable sales for the thirteen weeks ended October 28, 2017 increased 7.9% compared to a comparable sales increase of 4.0% for the thirteen weeks ended October 29, 2016. Net income for the third quarter of fiscal 2017 was $11.9 million, or $0.48 per diluted share, compared to net income of $10.7 million, or $0.43 per diluted share in the third quarter of the prior fiscal year.

Total net sales for the nine months (39 weeks) ended October 28, 2017 increased 8.1% to $619.2 million from $572.6 million reported for the nine months (39 weeks) ended October 29, 2016.  Comparable sales increased 5.1% for the thirty-nine weeks ended October 28, 2017 compared to a comparable sales decrease of 2.5% for the thirty-nine weeks ended October 29, 2016. Net income for the first nine months of fiscal 2017 was $6.9 million, or $0.28 per diluted share, compared to net income for the first nine months of the prior fiscal year of $7.7 million, or $0.31 per diluted share.

At October 28, 2017, the Company had cash and current marketable securities of $85.8 million compared to cash and current marketable securities of $49.2 million at October 29, 2016. The increase in cash and current marketable securities was driven by cash generated through operations, partially offset by capital expenditures. Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our top-line performance continues to improve even in the face of more challenging comparisons.  Third quarter comparable sales increased 7.9% on top of a 4.0% gain in the year ago period and our momentum has carried over into November.  We are confident that our merchandise strategies, integrated sales channels and best in class sales team have Zumiez well positioned to deliver strong holiday results and achieve meaningful earnings growth in the fourth quarter. Looking ahead, our focus remains centered on serving the customer while profitably expanding our global market share and returning increased value to our shareholders over the long-term.”

November 2017 Sales
Total net sales for the four-week period ended November 25, 2017 increased 11.3% to $77.1 million, compared to $69.3 million for the four-week period ended November 26, 2016. The Company's comparable sales increased 7.8% for the four-week period ended November 25, 2017 compared to a comparable sales increase of 5.7% for the four-week period ended November 26, 2016.

Fiscal 2017 Fourth Quarter Outlook
The Company is introducing guidance for the three months ending February 3, 2018. Net sales are projected to be in the range of $291 to $297 million resulting in net income per diluted share of approximately $0.78 to $0.84. This guidance is based upon anticipated comparable sales growth between 3% and 5% for the fourth quarter of fiscal 2017. The Company remains on track to open approximately 19 new stores in fiscal 2017, including up to 3 stores in Canada and 5 stores in Europe and 2 stores in Australia.

A conference call will be held today to discuss third quarter fiscal 2017 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 3798216.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of November 25, 2017 we operated 699 stores, including 608 in the United States, 51 in Canada, 33 in Europe and 7 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, blue-tomato.com and fasttimes.com.au

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.  These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s quarterly report on Form 10-Q for the quarter ended July 29, 2017 as filed with the Securities and Exchange Commission and available at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	October 28, 2017	% of Sales	October 29, 2016	% of Sales
Net sales	$245,756	100.0%	$221,391	100.0%
Cost of goods sold	162,389	66.1%	145,213	65.6%
Gross profit	83,367	33.9%	76,178	34.4%
Selling, general and administrative expenses	64,559	26.2%	59,265	26.8%
Operating profit	18,808	7.7%	16,913	7.6%
Interest income (expense), net	111	0.0%	(37)	0.0%
Other (expense) income, net	(326)	(0.1%)	11	0.0%
Earnings before income taxes	18,593	7.6%	16,887	7.6%
Provision for income taxes	6,671	2.7%	6,192	2.8%
Net income	$11,922	4.9%	$10,695	4.8%
Basic earnings per share	$0.48		$0.44
Diluted earnings per share	$0.48		$0.43
Weighted average shares used in computation of earnings per share:
Basic	24,712		24,485
Diluted	24,804		24,622

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Nine Months Ended
	October 28, 2017	% of Sales	October 29, 2016	% of Sales
Net sales	$619,156	100.0%	$572,634	100.0%
Cost of goods sold	423,944	68.5%	391,653	68.4%
Gross profit	195,212	31.5%	180,981	31.6%
Selling, general and administrative expenses	183,401	29.6%	169,144	29.5%
Operating profit	11,811	1.9%	11,837	2.1%
Interest income, net	284	0.0%	22	0.0%
Other (expense) income, net	(798)	(0.1%)	253	0.0%
Earnings before income taxes	11,297	1.8%	12,112	2.1%
Provision for income taxes	4,432	0.7%	4,392	0.8%
Net income	$6,865	1.1%	$7,720	1.3%
Basic earnings per share	$0.28		$0.31
Diluted earnings per share	$0.28		$0.31
Weighted average shares used in computation of earnings per share:
Basic	24,660		24,798
Diluted	24,845		24,982

ZUMIEZ INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	October 28, 2017	January 28, 2017	October 29, 2016

Assets
Current assets
Cash and cash equivalents	$10,660	$20,247	$18,001
Marketable securities	75,109	58,579	31,169
Receivables	15,761	12,538	14,265
Inventories	156,986	106,924	150,623
Prepaid expenses and other current assets	14,372	13,075	14,199
Total current assets	272,888	211,363	228,257
Fixed assets, net	130,898	129,651	135,325
Goodwill	59,544	56,001	56,920
Intangible assets, net	15,645	14,610	14,900
Deferred tax assets, net	9,842	7,041	9,533
Other long-term assets	7,452	8,017	8,093
Total long-term assets	223,381	215,320	224,771
Total assets	$496,269	$426,683	$453,028

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$61,676	$25,529	$58,088
Accrued payroll and payroll taxes	15,782	14,914	12,000
Income taxes payable	5,454	1,866	4,310
Deferred rent and tenant allowances	8,468	8,344	8,276
Short-term borrowings	11,391	—	11,787
Other liabilities	22,065	22,944	21,582
Total current liabilities	124,836	73,597	116,043
Long-term deferred rent and tenant allowances	39,869	41,066	42,715
Other long-term liabilities	4,981	4,969	4,839
Total long-term liabilities	44,850	46,035	47,554
Total liabilities	169,686	119,632	163,597
Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 25,252 shares issued and outstanding at October 28, 2017, 24,945 shares issued and outstanding at January 28, 2017, and 24,899 shares issued and outstanding at October 29, 2016	145,230	140,984	139,758
Accumulated other comprehensive loss	(8,067)	(16,488)	(14,698)
Retained earnings	189,420	182,555	164,371
Total shareholders’ equity	326,583	307,051	289,431
Total liabilities and shareholders’ equity	$496,269	$426,683	$453,028

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended
	October 28, 2017	October 29, 2016
Cash flows from operating activities:
Net income	$6,865	$7,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	20,338	21,178
Deferred taxes	(2,625)	(4,983)
Stock-based compensation expense	3,720	3,399
Other	1,189	221
Changes in operating assets and liabilities:
Receivables	(2,449)	(1,361)
Inventories	(48,491)	(51,047)
Prepaid expenses and other current assets	(578)	(3,183)
Trade accounts payable	35,693	35,873
Accrued payroll and payroll taxes	699	(631)
Income taxes payable	2,856	(708)
Deferred rent and tenant allowances	(1,240)	(1,035)
Other liabilities	(2,108)	(1,459)
Net cash provided by operating activities	13,869	3,984
Cash flows from investing activities:
Additions to fixed assets	(19,072)	(16,829)
Acquisition, net of cash acquired	—	(5,395)
Purchases of marketable securities and other investments	(80,198)	(48,232)
Sales and maturities of marketable securities and other investments	63,365	49,986
Net cash used in investing activities	(35,905)	(20,470)
Cash flows from financing activities:
Proceeds from revolving credit facilities	19,412	17,849
Payments on revolving credit facilities	(7,841)	(5,813)
Repurchase of common stock	—	(21,607)
Proceeds from issuance and exercise of stock-based awards	697	851
Payments for tax withholdings on equity awards	(171)	(95)
Net cash provided by (used in) financing activities	12,097	(8,815)
Effect of exchange rate changes on cash and cash equivalents	352	139
Net decrease in cash and cash equivalents	(9,587)	(25,162)
Cash and cash equivalents, beginning of period	20,247	43,163
Cash and cash equivalents, end of period	$10,660	$18,001
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$4,434	$10,042
Accrual for purchases of fixed assets	2,190	2,236

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200